Exhibit 21.1

Subsidiary Information

As of February 28, 2011

Company	Jurisdiction of Incorporation	Doing Business As
Valeant Pharmaceuticals Australasia Pty. Ltd.	Australia	Valeant Pharmaceuticals Australasia Pty. Ltd.
DermaTech Party, Ltd.	Australia	DermaTech Party, Ltd.
Private Formula International Holdings Pty. Limited	Australia	Private Formula International Holdings Pty. Limited
Private Formula International Pty. Limited	Australia	Private Formula International Pty. Limited
Hissyfit International Pty. Limited	Australia	Hissyfit International Pty. Limited

Biovail Holdings International SRL	Barbados	Biovail Holdings International SRL
Biovail Insurance Incorporated	Barbados	Biovail Insurance Incorporated
Biovail Laboratories International SRL	Barbados	Biovail Laboratories International SRL
Biovail Laboratories International (Barbados) SRL	Barbados	Biovail Laboratories International (Barbados) SRL
Hythe Property Incorporated	Barbados	Hythe Property Incorporated

Valeant Farmaceutica do Brasil Ltda.	Brazil	Valeant Farmaceutica do Brasil Ltda.
Instituto Terapêutico Delta Ltda.	Brazil	Instituto Terapêutico Delta Ltda.
Bunker Indústria Farmacêutica Ltda.	Brazil	Bunker Indústria Farmacêutica Ltda.
Calabar Participações Ltda.	Brazil	Calabar Participações Ltda.
Farmerville Participações Ltda.	Brazil	Farmerville Participações Ltda.

Laboratorie Dr Renaud Inc.	Canada	Laboratorie Dr Renaud Inc.
Valeant Canada GP Limited	Canada	Valeant Canada GP Limited
Valeant Canada Holdings Limited	Canada	Valeant Canada Holdings Limited
Valeant Canada Limited	Canada	Valeant Canada Limited
Valeant Canada LP	Canada	Valeant Canada LP
V-BAC Holding Corp.	Canada	V-BAC Holding Corp.
Vital Science Corp.	Canada	Vital Science Corp.

Valeant Czech Pharma s.r.o.	Czech Republic	Valeant Czech Pharma s.r.o.

Pharma Pass SAS	France	Pharma Pass SAS

bioskin GmbH	Germany	bioskin GmbH

Valeant Pharma Hungary Commercial LLC	Hungary	Valeant Pharma Hungary Commercial LLC
Csatarka Irodahaz Ltd.	Hungary	Csatarka Irodahaz Ltd.

Biovail International Holdings Limited	Ireland	Biovail International Holdings Limited
Biovail Technologies (Ireland) Limited	Ireland	Biovail Technologies (Ireland) Limited

Biovail International S.a.r.l.	Luxembourg	Biovail International S.a.r.l.

Valeant Farmaceutica, S.A. de C.V.	Mexico	Valeant Farmaceutica, S.A. de C.V.
Laboratorios Grossman, S.A.	Mexico	Laboratorios Grossman, S.A.
Logistica Valeant, S.A. de C.V	Mexico	Logistica Valeant, S.A. de C.V
Nysco de Mexico, S.A. de C.V.	Mexico	Nysco de Mexico, S.A. de C.V.
Tecnofarma, S.A. de C.V.	Mexico	Tecnofarma, S.A. de C.V.

Valeant Dutch Holdings B.V.	Netherlands	Valeant Dutch Holdings B.V.

Valeant Pharmaceuticals New Zealand Limited	New Zealand	Valeant Pharmaceuticals New Zealand Limited

Valeant Farmacuetica Panama S.A.	Panama	Valeant Farmacuetica Panama S.A.

ICN Polfa Rzeszow S.A.	Poland	ICN Polfa Rzeszow S.A.
Emo-Farm spólka z ograniczona odpowiedzialnoscia	Poland	Emo-Farm spólka z ograniczona odpowiedzialnoscia
Valeant IPM spólka z ograniczona odpowiedzialnosa	Poland	Valeant IPM spólka z ograniczona odpowiedzialnosa

Valeant Development Company Pte. Ltd.	Singapore	Valeant Development Company Pte. Ltd.
Valeant Singapore Pte. Ltd.	Singapore	Valeant Singapore Pte. Ltd.
Valeant Global Pte. Ltd.	Singapore	Valeant Global Pte. Ltd.

Valeant Slovakia s.r.o.	Slovak Republic	Valeant Slovakia s.r.o.

Aton Pharma, Inc.	Delaware (US)	Aton Pharma, Inc.
Biovail Americas Corp.	Delaware (US)	Biovail Americas Corp.
Coria Laboratories, Ltd.	Delaware (US)	Coria Laboratories, Ltd.
Dow Pharmaceuticals Sciences, Inc.	Delaware (US)	Dow Pharmaceuticals Sciences, Inc.
Dr. Lewinn’s Private Formula International, Inc.	California (US)	Dr. Lewinn’s Private Formula International, Inc.
Oceanside Pharmaceuticals, Inc.	Delaware (US)	Oceanside Pharmaceuticals, Inc.
Prestwick Pharmaceuticals, Inc.	Delaware (US)	Prestwick Pharmaceuticals, Inc.
Princeton Pharm Holdings, LLC	Delaware (US)	Princeton Pharm Holdings, LLC
Private Formula Corp.	California (US)	Private Formula Corp.
Renaud Skin Care Laboratories, Inc.	Delaware (US)	Renaud Skin Care Laboratories, Inc.
Valeant Biomedicals, Inc.	Delaware (US)	Valeant Biomedicals, Inc.
Valeant Pharmaceuticals International	Delaware (US)	Valeant Pharmaceuticals International
Valeant Pharmaceuticals North America LLC	Delaware (US)	Valeant Pharmaceuticals North America LLC

In accordance with the instructions of Item 601 of Regulation S-K, certain subsidiaries are omitted from the foregoing table.